Intermediate Bond Fund of America
February 28, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$35,115
Class B	$3
Class C	$110
Class F-1	$1,123
Class F-2	$4,236
Class F-3*	$-
Total	$40,587
Class 529-A	$1,711
Class 529-B*	$-
Class 529-C	$66
Class 529-E	$66
Class 529-F-1	$473
Class R-1	$11
Class R-2	$129
Class R-2E	$7
Class R-3	$502
Class R-4	$571
Class R-5	$224
Class R-5E*	$-
Class R-6	$23,979
Total	$27,739
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0656
Class B	$0.0174
Class C	$0.0156
Class F-1	$0.0616
Class F-2	$0.0806
Class F-3	$0.0150
Class 529-A	$0.0609
Class 529-B	$0.0120
Class 529-C	$0.0135
Class 529-E	$0.0475
Class 529-F-1	$0.0760
Class R-1	$0.0158
Class R-2	$0.0152
Class R-2E	$0.0342
Class R-3	$0.0442
Class R-4	$0.0648
Class R-5E	$0.0757
Class R-5	$0.0846
Class R-6	$0.0883
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	528,762
Class B	67
Class C	6,351
Class F-1	17,161
Class F-2	60,069
Class F-3	44
Total	612,454
Class 529-A	27,973
Class 529-B	9
Class 529-C	4,701
Class 529-E	1,333
Class 529-F-1	6,208
Class R-1	615
Class R-2	8,366
Class R-2E	220
Class R-3	11,233
Class R-4	8,896
Class R-5	2,532
Class R-5E	1
Class R-6	299,078
Total	371,165
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$13.39
Class B	$13.38
Class C	$13.38
Class F-1	$13.39
Class F-2	$13.39
Class F-3	$13.38
Class 529-A	$13.39
Class 529-B	$13.38
Class 529-C	$13.38
Class 529-E	$13.39
Class 529-F-1	$13.39
Class R-1	$13.39
Class R-2	$13.38
Class R-2E	$13.37
Class R-3	$13.39
Class R-4	$13.39
Class R-5E	$13.39
Class R-5	$13.39
Class R-6	$13.39

*Amount less than one thousand